                                                                    EXHIBIT 10.1

                        PHARMACEUTICAL PRICING AGREEMENT
                                    Between
                       The Secretary of Veterans Affairs
                  (Hereinafter Referred To As "The Secretary")
                                      And
          The Manufacturer Identified In Section IX Of This Agreement
                (Hereinafter Referred To As "The Manufacturer")

The Secretary, on behalf of the United States Department of Veterans Affairs, the Department of Defense, the Public Health Service, the Indian Health Service collectively "the Federal Agencies" and the Manufacturer, on its own behalf, for purposes of Section 603 of the Veterans Health Care Act of 1992, Public Law No. 102-585 (hereinafter referred to as the "Act") and Section 1927 of the Social Security Act, hereby agree to the following:

PROVISIONS INCORPORATED BY REFERENCE

The parties hereby incorporate into this Pharmaceutical Pricing Agreement ("PPA") by reference the following provisions of that certain Master Agreement of even date between the parties, said provisions to have the same force and effect as if they had been fully set forth herein:

Sections: I. DEFINITIONS; II. MANUFACTURERS' RESPONSIBILITIES; III. SECRETARY'S RESPONSIBILITIES; IV. PENALTY PROVISIONS; V. DISPUTE RESOLUTION; VI. NON-RENEWAL AND TERMINATION; and VII. GENERAL PROVISIONS.

VIII.    ADDITIONAL TERMS

A. The annual Federal ceiling prices specified for the covered drugs listed in Addendum A to this Agreement will be effective only for a one-year period beginning on January 1, 1993. Addendum A will be amended annually on or before January 1 of each succeeding year when the Manufacturer submits a new list that contains the Manufacturer's covered drugs subject to the Agreement and specifies the annual Federal ceiling price for each such covered drug for the coming year. As stated in General Provisions paragraph VII.F above, the annual amendment must be signed by representatives of the Secretary and the Manufacturer before becoming effective.

2.


B. The prices charged Federal agencies for the Manufacturer's covered drugs listed in Addendum A (and in all amendments to Addendum A) during the one-year periods beginning on the dates on which this PPA and any subsequent amendments become effective will not exceed the annual Federal ceiling prices specified for such drugs, i.e., will not exceed.76 of the appropriate annual non-FAMP, minus any additional discount [(.76 x non-FAMP) minus additional discount]. The above described prices charged for covered drugs which are the subject of multiyear Government contracts, in the second or subsequent years of such contracts, will also not exceed the actual contract prices charged during the preceding year increased by the annual increase in the CPI-U, as set forth in 8126(d)(1). See Section II.B.3. of the Master Agreement.

C. Notwithstanding the incorporated provisions of the Master Agreement, the term of this Agreement is intended to be congruent with the term of the Master Agreement between the Secretary and the Manufacturer. If for any reason the Master Agreement between the parties is terminated or suspended, then this Agreement will automatically be suspended or terminated as of the effective date of the termination or suspension of the Master Agreement. This Agreement shall not be effective for any period during which there is no effective Master Agreement under the Veterans Health Care Act of 1992 between the Secretary and the Manufacturer.

D. The parties agree that a violation of this Agreement by the Manufacturer with respect to one or more covered drugs may result either in striking from this Agreement the covered drug or drugs for which the violation occurred or cancellation of this entire Agreement, depending on the seriousness of the circumstances surrounding the violation and the damages suffered by the Government as determined by the Secretary.

E. All different package units of the covered drugs of the Manufacturer that are subject to this Agreement are separately listed in the attached Addendum A (which is incorporated herein as if it were a part of this paragraph) by product name and eleven-digit NDC number with the 1993 annual Federal ceiling price specified for each. Annual amendments to Addendum A will contain the same categories of information as the Addendum, and will be incorporated herein.

F. The parties agree that the annual Federal ceiling prices of covered drugs specified above and in any and all addenda to this Agreement constitute the maximum prices that may be charged Federal agencies for the respective covered drugs during the year for which the ceiling prices are effective. The actual prices of covered drugs charged by the Manufacturer under a FSS or other Government contract will be determined by the normal procurement

3.



contract bidding or negotiation process, subject to the ceiling prices.

G. The Manufacturer certifies to the best of its knowledge and belief the accuracy of the covered drug information and the specified annual Federal ceiling price contained in Addendum A and all annual amendments to Addendum A.

IX. SIGNATURES

FOR THE SECRETARY OF VETERANS AFFAIRS


BY:


TITLE:


DATE:


ACCEPTED FOR THE MANUFACTURER. I certify I have made no alterations, amendments or other changes to this Pharmaceutical Pricing Agreement.


NAME OF MANUFACTURER:


BY:  /s/ George B. Herron


TITLE: Vice President Sales and Marketing


MANUFACTURER'S ADDRESS:  2860 Wilderness Place
                         Boulder, CO 80303


MANUFACTURER'S LABELER CODE(s): 56146

DATE:  4/30/96

                                   ADDENDUM A

                                                   FEDERAL CEILING PRICE
         PRODUCT BRAND NAME       NDC NUMBER       PER PACKAGE UNIT (NDC)
         ------------------       ----------       ----------------------
1.       DaunoXome                56146-0301-1           $   160.13

2.       DaunoXome                56146-0301-4           $   640.53

3.       DaunoXome                56146-0301-0           $ 1,601.32

4.

5.

6.

7.

8.

9.

10.

11.

12.

13.

14.

15.

16.

17.

18.

19.

20.